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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

ON SEPTEMBER 11, 2000, THE PARTNERS OF WALLACE SANDERS & COMPANY MERGED WITH MCGLADREY & PULLEN, LLP AND IT IS NO LONGER LICENSED TO PRACTICE AS A FIRM OF CERTIFIED PUBLIC ACCOUNTANTS. HOWEVER, ON BEHALF OF THE PARTNERS OF WALLACE SANDERS & COMPANY, WE CONSENT TO THE USE IN THIS REGISTRATION STATEMENT ON FORM S-2 OF OUR REPORT, DATED FEBRUARY 12, 2000, RELATED TO THE CONSOLIDATED FINANCIAL STATEMENTS OF SI DIAMOND TECHNOLOGY, INC. AND ITS SUBSIDIARIES, WHICH WAS INCORPORATED BY REFERENCE, AND TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERTS" IN THE PROSPECTUS AS OF THAT DATE. OUR REPORT, DATED FEBRUARY 12, 2000, INCLUDES AN EMPHASIS PARAGRAPH RELATING TO AN UNCERTAINTY AS TO THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.



                                       /s/ Wallace Sanders & Company

Dallas, Texas
June 25, 2001


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